November 21, 2003

Securities and Exchange Commission
Attn:  Operations Filing Desk

450 5th Street NW
Washington, DC  20549

To whom it may concern:

Enclosed please find a copy of the 2004 Semi-Annual Report to Shareholders that was mailed to shareholders of the Redwood MicroCap Fund, Inc. this week.

Please add this to our existing files as our reporting copy.

Sincerely,

//John C. Power
John C. Power
President

Enclosure

November 21, 2003

Securities and Exchange Commission
Attn:  Filing Desk
1801 California, Suite 4800

Denver, CO  80202-2648

To whom it may concern:

Enclosed please find a copy of the 2004 Semi-Annual Report to Shareholders that was mailed to shareholders of the Redwood MicroCap Fund, Inc. this week.

Please add this to our existing files as our reporting copy.

Sincerely,

//John C. Power
John C. Power
President

Enclosure